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                                                                  ANGELAUDIO.COM
                                                 Ste 1200-- 1130 West Pender St.
                                                           Vancouver, BC V6E 4A4
                                                           Phone: (604) 642-6435
                                                             Fax: (604) 642-6474
                                                            Toll: 1-877-711-3535


Angelaudio.com Affiliate Agreement

This Agreement sets out the terms and conditions of the affiliate relationship between Angelaudio.com Inc. ("our," "us," "we" or "Angelaudio") and an individual or business set our below:

You (individual or company): 1-800-PrimeCD
                            ----------------------------------------------------
Address:       111 East 19th St. #300 New York, New York 10003
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Phone:          (212) 366-5982                            Fax: (212) 366-0615
               ----------------------------------------    ---------------------
Contact:         David Seitz                             Title: Pres.
               --------------------------------------        -------------------
Email:          mail@primeCD.com                      URL nttp://www.primecd.com
               --------------------------------------     ----------------------

("you" or "your") participating in the Angelaudio Affiliate Program as follows:

1.       Acceptance in the Affiliate Program
Angelaudio will review your application and notify you of your acceptance or rejection. Upon acceptance by Angelaudio by notice in writing to you via email, mail or facsimile, the terms and conditions set out in this document will form a binding agreement between you and Angelaudio.

2.       Term
The term of this agreement begins upon acceptance by Angelaudio. This agreement may be cancelled by either party at any time by notice in writing.

3.       Modification
Angelaudio may modify this agreement by sending you notice in writing of any modified terms or conditions. If you do not accept the modified terms or conditions, you may terminate this agreement within 10 days of receiving notice. If written response has not been received by Angelaudio within 10 days of sending the notice, you will be deemed to have accepted the changes in this agreement.

4.       Links
You may put links from your website to any page of Angelaudio's site as follows:
     o    Links to the Angelaudio Media Superstore
     o    Links to specific genres of music
     o    Links to a particular artist
     o    Links to a particular song or album
     o    Links directly to other products
     o    Links to other portions of the Angelaudio website


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     o    You may put the Angel MusicBox(TM), the search engine for the Angel
          Media Superstore on your site.

5.       Affiliate Fees
Angelaudio will pay you Affiliate fees of 10% of the Net Revenues (revenues less credit card or other merchant payment fees, taxes, shipping and returns) for all products or services purchased on Angelaudio's site from any customer who has linked to the Angelaudio site from your site within a 24 hour period.

6.       Reporting and Payment
Angelaudio will send you an email every time there is a purchase on our site for which you are entitled to Affiliate fees. When Affiliate fees are owed to you, Angelaudio will send you a quarterly report of purchases on our site from your links. Angelaudio will pay you Affiliate fees on a quarterly basis, and a check will be sent to you within one month of the end of the quarter, as long as the amount owed is at least $100.

7.       Order Processing
As between you and Angelaudio, we shall have the sole right and responsibility for processing all orders for our products and services on or through our sites, including receiving, filling, shipping and handling, collecting payment, tracking and transaction security.

8.       Policies and Pricing
You shall not be a party to transactions between any customer and us. All customers purchasing goods or services on our site will be deemed to be our customers. Angelaudio shall determine and change at its discretion all rules, policies and operating procedures concerning customer orders, customer service and product sales which apply to those customers.

9.       Limited License
We grant you a non-exclusive, non-transferable, revocable right to use the unmodified banners, logos, or other such images to identify yourself as an affiliate and to assist in generating sales. We reserve all of our rights in the banner and logo text and other images, our trade names and trademarks, and all other intellectual property rights.

10.      Confidential Information
Each party agrees that all non-public information of the other party, including the financial terms, customer and vendor lists, and pricing and sales information, shall remain strictly confidential and secret and shall not be utilized, directly or indirectly, by the other party for its own business purposes or for any other purpose.

11.      Your Website Responsibilities
You will be solely responsible for the development, operation and maintenance of your site and for all material that appears on your she. You agree to indemnify Angelaudio for any claims, damages and expenses (including attorney fees) relating to the development, operation, maintenance and contents of your site. You agree that your site will not



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12.      No Partnership
You and Angelaudio are independent contractors and nothing in this agreement shall create any partnership, joint venture, agency, franchise, sales representative or employment relationship between the parties. You will have no authority to make or accept offers on our behalf.

13.      Limitation of Liability
We will not be liable for indirect, special or consequential damages, or any loss of commissions, revenue, profits, or data, arising in connection with this agreement or the program, even if we have been advised of the possibility of such damages. Further, our aggregate liability arising with respect to this agreement and the program will not exceed the total commissions paid or payable to you under this agreement.

14.      Disclaimers of Implied Warranties
We do not make, and hereby disclaim, any representations or warranties regarding the Angelaudio site, the Angelaudio Media Superstore and any portions thereof and the Angel MusicBox(TM), the products offered, any we make no express, implied or statutory warranties or representations, including (without limitation) implied warranties of merchantability, fitness for a particular purpose or non-infringement of third party rights. Without limiting the generality of the foregoing, we specifically disclaim any representation or warranty regarding any commission or other benefit that you might obtain through your participation in the program or the agreement.

15.      Jurisdiction
This agreement is governed by the laws of the State of Nevada.

16.      Severability
If any part of this agreement is determined to be invalid or unenforceable pursuant to applicable law, including, but not limited to, the warranty disclaimers and liability limitations set forth above, then the invalid or unenforceable provision will be deemed superseded by a valid, enforceable provision that most closely matches the intent of the original provision and the remainder of the Agreement shall continue in effect.

17.      Entire Agreement
This agreement constitutes the entire agreement between you and us regarding the Affiliate Program and supersedes all prior or contemporaneous communications and proposals, whether electronic, oral or written, between you and us in respect to the program.



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

AGREED TO AND ACCEPTED:


/s/ David Seitz                              Date:  7/1/00
----------------------------------             ---------------------------------
You: David Seitz
    ------------------------------


ANGELAUDIO.COM INC.


/s/ Ian Stuart
----------------------------------       Date: 7/1/00
Auhorized Signatory                           ----------------------------------



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